QuickLinks -- Click here to rapidly navigate through this document

Exhibit 10.4

INTERCREDITOR AGREEMENT

        INTERCREDITOR AGREEMENT (this "Agreement), dated as of June 11, 2002, by and among Transamerica Technology Finance Corporation, a Delaware corporation and successor in interest to Transamerica Business Credit Corporation ("Transamerica"), The Immune Response Corporation, a Delaware corporation (the "Company"), Kevin Kimberlin Partners, L.P., a Delaware limited partnership ("KKP"), and Oshkim Limited Partnership, a Nevada limited partnership ("Oshkim").

        WHEREAS, the Company and Transamerica are parties to that certain Master Loan and Security Agreement, dated as of September 30, 1999 (as amended from time to time, and all documents executed in connection therewith collectively referred to as the "Transamerica Loan Agreement"), pursuant to which Transamerica has been granted a continuing first priority lien on, and security interest in, all of the Company's right, title and interest in and to the Collateral (as defined in the Transamerica Loan Agreement) to secure the payment and performance of all the Obligations (as defined in the Transamerica Loan Agreement and as hereinafter known as the "Company's Obligations to Transamerica"); and

        WHEREAS, the Company, KKP and Oshkim are parties to that certain Note Purchase Agreement, dated as of November 9, 2001 (as amended form time to time, the "Kimberlin Purchase Agreement"), pursuant to which KKP and Oshkim have made certain loans to the Company; and

        WHEREAS, the Company, KKP and Oshkim are parties to that certain Intellectual Property Security Agreement, dated as of November 9, 2001 (as amended from time to time, the "Kimberlin Security Agreement" and, collectively with the Kimberlin Purchase Agreement, the "Kimberlin Agreements"), pursuant to which KKP and Oshkim have been granted security interests in all of the Company's then owned and thereafter acquired Trademarks, Patents and Licenses (each as defined in the Kimberlin Security Agreement and, collectively, the "Intellectual Property") to secure the timely payment, performance and satisfaction of the obligations of the Company under the Notes and Warrants (each as defined in the Kimberlin Purchase Agreement) and the Kimberlin Agreements (collectively, the "Company's Obligations to Kimberlin"); and

        WHEREAS, on May 20, 2002, Transamerica provided to the Company a notice ("Notice") (i) claiming the occurrence of an Event of Default under the Transamerica Loan Agreement and (ii) of Transamerica's acceleration of all amounts due and owing by the Company under the Transamerica Loan Agreement; and

        WHEREAS, Transamerica has declared in the Notice that, unless the Company (i) pays all amounts due and owing under the Transamerica Loan Agreement to Transamerica by May 23, 2002 or (ii) makes an alternate arrangement satisfactory to Transamerica, Transamerica shall seek to enforce against the Company the rights and remedies of Transamerica under the Transamerica Loan Agreement; and

        WHEREAS, Transamerica, KKP and Oshkim (each a "Beneficiary" and, collectively, the "Beneficiaries") hereby desire to set forth their agreements with respect to the enforcement, exercise and administration of their respective rights, interests, powers and authorities with respect to all or any portion of the Intellectual Property; and

        WHEREAS, in consideration of the agreements set forth herein, the Company and Transamerica have negotiated an arrangement wherein Transamerica has agreed (i) to withdraw its declarations and demands made in the Notice, (ii) waive all Events of Default set forth in the Notice and (iii) not to enforce its rights and remedies under the Transamerica Loan Agreement as a result of the Events of Default set forth in the Notice in exchange for, among other things, the grant by the Company to Transamerica of a security interest in all of the Company's assets, including a subordinated security interest in the Intellectual Property (the "All Asset Lien"); and

        WHEREAS, the Company and Transamerica have or are about to enter into a Security Agreement and an Intellectual Property Security Agreement in order to accomplish the granting by the Company of the All Asset Lien to Transamerica (the Security Agreement and Intellectual Property Security Agreement, together with the Transamerica Loan Agreement, are hereinafter collectively referred to as the "Transamerica Loan Documents").

        NOW, THEREFORE, in consideration of the mutual promises contained herein, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged by the parties hereto, the Company, Transamerica, KKP and Oshkim hereby agree as follows:

        Section 1.    Priority of Security Interests in Intellectual Property.    Subject to Section 2(b) hereof and notwithstanding any contrary priority established by (a) the filing dates of their respective Uniform Commercial Code ("UCC") financing statements and any amendments thereto, (b) the recording dates of any other security perfection documents, or (c) the dates on which either KKP, Oshkim or Transamerica took or takes possession of all or any portion of the Intellectual Property, the parties agree that the security interests of KKP and/or Oshkim in all or any portion of the Intellectual Property shall be senior to the security interests of Transamerica in the Intellectual Property.

        Section 2.    Event of Default.    (a) The parties hereto agree that, with respect to the Intellectual Property, KKP shall have the right after the occurrence of an Event of Default under the Kimberlin Agreements to take any Action (as defined below) in respect of such Intellectual Property in any manner as it shall determine (subject to, and as provided under, the Kimberlin Agreements); provided, however, that notice pursuant to Section 3 hereof shall be provided. "Action" shall mean exercising any right or remedy, whether under any of the Kimberlin Agreements or, as applicable, the Transamerica Agreements, at law, in equity or otherwise, which results in the foreclosure, sale, liquidation, seizure, collection or taking of the Intellectual Property or any portion thereof. Nothing contained herein shall preclude KKP from exercising its rights to accelerate, accrue interest at a "default rate", file proofs of claim, or taking any other steps that do not result in the sale, liquidation, seizure or taking of the Intellectual Property in question so long as notices are given with respect thereto as set forth in Section 3 hereof.

          (b)  The parties hereto agree that Transamerica shall have the right to take any Action in respect of the Intellectual Property only (i) upon the consummation of a Bankruptcy Proceeding (as defined in Section 5 hereof) or (ii) upon obtaining the consent of KKP (which consent may be granted or withheld in KKP's sole discretion) after the occurrence of an Event of Default under the Transamerica Agreements. Notwithstanding the foregoing, in the event that the Company has ceased operations and laid off essentially all of its employees and KKP shall thereafter have failed, within 30 days of receiving written notice from Transamerica demanding that Action be taken by KKP with respect to the Intellectual Property, to either (i) engage substantively in such Action or (ii) provide a reasonably satisfactory explanation to Transamerica as to its inaction, then, assuming that all Events of Default under the Transamerica Loan Documents shall neither have been waived in writing by Transamerica or cured, Transamerica shall be allowed to take any Action with respect to the Intellectual Property, subject to the distribution provisions of Section 4 hereof.

        Section 3.    Notice of Default.    At the time notice by KKP is given to the Company of (i) any Event of Default under the Kimberlin Agreements, whether or not notice is required; (ii) any intention to exercise its rights or remedies by reason of an Event of Default under the Kimberlin Agreements; or (iii) acceleration of any amounts owing under the Kimberlin Purchase Agreement and any of the Notes, KKP shall provide notice to Transamerica of such Event of Default, such intention or such acceleration; provided, however, that the failure of KKP to furnish such notice shall not impair or defeat KKP's rights hereunder, under the Kimberlin Agreements or at law or in equity.

        Section 4.    Collection and Distribution of Proceeds.    The Beneficiaries each agree that all money, funds or property collected or acquired with respect to the Intellectual Property (collectively,

"Proceeds") in connection with any Action by KKP following an Event of Default under the Kimberlin Agreements or in connection with a sale, exchange, refinancing or other disposition of any portion of the Intellectual Property that is permitted under (i) the Kimberlin Agreements and complies with the terms thereof or (ii) Section 2(b) hereof and complies with the terms thereof, shall be distributed as follows:

        FIRST, as reimbursement to KKP in respect of all reasonable expenses in connection with the collection or realization of such Proceeds or the administration of this Agreement in connection with the collection or realization of such Proceeds; and

        SECOND, as payment to each of KKP and Transamerica of such amounts in satisfaction of the Company's Obligations to Kimberlin and the Company's Obligations to Transamerica, respectively; provided, however, that where the Proceeds shall be less than such aggregate amount necessary to pay the amounts of principal and accrued interest due and owing to each of the Beneficiaries under the Company's Obligations to Kimberlin and the Company's Obligations to Transamerica, each of KKP and Transamerica shall be distributed Proceeds on a pro rata basis in accordance with its Proportionate Share. "Proportionate Share" shall mean (a) seventy-five (75%) percent of the proceeds, in the case of KKP and Oshkim taken as a whole, and (b) twenty-five (25%) percent of the proceeds, in the case of Transamerica.

        KKP and Oshkim, on the one hand, and Transamerica, on the other hand, each hereby (i) assign and release unto the other its right, title and interest in and to the Proceeds of any Intellectual Property in excess of its respective Proportionate Share and (ii) agree to deliver to such other party any Proceeds in excess of its respective Proportionate Share received by it without offset, recoupment or deduction.

        Section 5.    Rights of KKP.    KKP shall have the sole right, without the affirmative consent of, but with written notice to, Transamerica, and on behalf of itself and each other Beneficiary to (a) take any Action, or fail to take any Action, and (b) exercise any right or remedy, or decline to exercise any right or remedy, with respect to the Intellectual Property in accordance with the Kimberlin Agreements within or without any Bankruptcy Proceeding, including, without limitation, any right of election under Sections 1111(b) or 365(h) of the Bankruptcy Code, any other rights of election, determinations, proofs of claims or other rights or remedies in connection with any Bankruptcy Proceeding; provided, however, that Transamerica shall have the right to file its own proof(s) of claim in any Bankruptcy Proceeding. "Bankruptcy Proceeding" shall mean any proceeding where the Company has sought relief under or otherwise has been subjected to the Federal bankruptcy laws (including chapters 7 and 13 or any other similar laws of general application for the relief of debtors).

        Section 6.    Rights of Transamerica.    In accordance with Section 5 hereof, Transamerica agrees that KKP shall have the authority to act or fail to act, as it deems necessary in its sole discretion, with respect to the rights and remedies of all of the Beneficiaries with respect to the Intellectual Property and that KKP shall have no liability for acting or failing to act (provided such action or failure to act does not conflict with the express terms of this Agreement). Transamerica further acknowledges and agrees that its only rights with respect to the Intellectual Property are (i) the right to take any Action or fail to take any Action in respect of the Intellectual Property pursuant to Section 2(b) hereof and (ii) the right to receive a share of the Proceeds, if any, to the extent provided under Section 4 hereof; provided, however, that, in no event shall any rights or benefits accorded Transamerica include any right to challenge, contest or dispute any Action taken or not taken, with respect to the Intellectual Property by KKP in accordance with this Agreement; provided, further, that notwithstanding the foregoing, no provision of this Agreement shall be construed to relieve KKP from liability for its own grossly negligent action, its own grossly negligent failure to act, its own willful misconduct or any action taken by it in bad faith. In addition, Transamerica agrees that it will release all security interests in all or any portion of the Intellectual Property (to the extent of its respective interest therein) in the event that

KKP elects to sell all or any portion of the Intellectual Property in exercising any right or remedy; provided, however, that such release shall become effective upon the distribution of the sale proceeds in accordance with Section 4 hereof. Transamerica hereby agrees that it shall not contest or challenge the validity, perfection or priority of KKP's and Oshkim's security interests with respect to the Intellectual Property and KKP and Oshkim hereby each agree that it shall not contest or challenge the validity, perfection or priority of Transamerica's security interest with respect to any Collateral as defined in any of the Transamerica Loan Documents, except, subject to the terms of this Agreement, in respect of the Intellectual Property.

        KKP and Oshkim agree that, upon the (i) payment or performance in full of the Company's Obligations to Kimberlin, whether by any Action or otherwise (including conversion in full by KKP and Oshkim of the Notes in accordance with the Kimberlin Purchase Agreement), and (ii) termination of the Kimberlin Purchase Agreement in accordance with its terms, KKP and Oshkim shall promptly execute all termination statements and other instruments as may be necessary and proper to terminate their security interests in the Intellectual Property and Transamerica shall thereafter have a first priority perfected security interest in the Intellectual Property having priority over all other security interests. Upon the (i) payment or performance in full of the Company's Obligations to Kimberlin, whether by any Action or otherwise (including conversion in full by KKP and Oshkim of the Notes in accordance with the Kimberlin Purchase Agreement), and (ii) termination of the Kimberlin Purchase Agreement in accordance with its terms, the Company shall grant to Transamerica a first mortgage and security interest in, and having priority over all other security interests, with power of sale to the fullest extent permitted by applicable law, the Intellectual Property.

        Section 7.    Notices.    All notices, requests and other communications made or given in connection with this Agreement shall be in writing and shall be deemed to have been validly given by overnight courier, charges prepaid, return receipt requested, or by certified mail return receipt requested at the respective address set forth below, or at such other address or addresses which may be designated in writing. Each notice, demand or request hereunder shall be deemed given on the date it is delivered or on the date it is refused.

  (a)
  If to the Company:

      The Immune Response Corporation
      5935 Darwin Court
      Carlsbad, California 92008
      Attention:    Dennis J. Carlo, Ph.D.
      Facsimile:    (760) 431-8636

      with a copy to:

      Pillsbury Winthrop LLP
      50 Fremont Street
      San Francisco, CA 94105-2228
      Attention:    P. Joseph Campisi, Jr., Esq.
      Facsimile:    (415) 983-1200

  (b)
  If to KKP or Oshkim:

      Kevin Kimberlin Partners, L.P.
      535 Madison Avenue
      New York, NY 10022
      Attention:    Kevin Kimberlin and Bruno Lerer
      Facsimile:    (212) 486-7392

      with a copy to:

      Kirkpatrick & Lockhart, LLP
      599 Lexington Avenue
      New York, NY 10022
      Attention:    Stephen R. Connoni, Esq.
      Facsimile:    (212) 536-3901

  (c)
  If to Transamerica:

      Transamerica Technology Finance Corporation
      76 Batterson Park Road
      Farmington, CT 06032
      Attention:    Legal Department
      Facsimile:    (860) 677-6766

        Section 8.    Successors and Assigns.    This Agreement shall be binding upon the parties hereto and their respective successors and assigns, and shall inure to the benefit of the Beneficiaries, and their respective successors and assigns; provided, however, that this Agreement may not be assigned, in whole or in part, without the prior written consent of each of the Beneficiaries.

        Section 9.    Illegality.    In case any one or more of the provisions contained in this Agreement should be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired thereby.

        Section 10.    Changes in Writing.    No modification, amendment or waiver of any provision of this Agreement nor consent to any departure by any of the parties therefrom, will, in any event, be effective unless the same is in writing and signed by all the parties hereto and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given.

        Section 11.    Miscellaneous.    This instrument embodies the entire agreement of the parties hereto with respect to the subject matter hereof, and there are no courses of dealing, usages of trade, or other representations, promises, terms or conditions referring to such subject matter, and no inducements or representations leading to the execution hereof other than as mentioned herein. No failure or delay by any party hereto to exercise any right hereunder shall operate as a waiver of the right to exercise the same or any other right at any time or times.

        Section 12.    Counterparts.    This Agreement may be signed in any number of counterpart copies and by the parties hereto on separate counterparts, and all such copies shall constitute one and the same instrument.

        Section 13.    Interpretation.    In this Agreement, unless the parties otherwise agree in writing, the singular includes the plural and the plural the singular, words importing any gender include the other genders; the word "or" shall be deemed to include "and/or", the words "including", "includes" and "include" shall be deemed to be followed by the words "without limitation"; references to articles, sections (or subdivisions of sections) or exhibits are to those of this Agreement unless otherwise indicated; and references to agreements and other contractual instruments shall be deemed to include all subsequent amendments and other modifications to such instruments, but only to the extent such amendments and other modifications are not prohibited by the terms of this Agreement. Section headings in this Agreement are included for convenience of reference only and shall not constitute a part of this Agreement for any other purpose.

        Section 14.    Governing Law and Jurisdiction.    This Agreement shall be governed by and construed in accordance with the laws of the State of New York.

        Section 15.    Termination.    This Agreement shall continue in full force and effect and shall be irrevocable by any party hereto until the earlier to occur of the following:

        (a)  the parties hereto mutually agree in writing to terminate this Agreement; or

        (b)  all of the Company's Obligations to Kimberlin or the Company's Obligations to Transamerica are fully paid and satisfied.

        Section 16.    Cooperation.    The Beneficiaries shall cooperate with one another to share essential nonconfidential information for the purpose of effectuating audits and inspection of Intellectual Property, but only to the extent permitted by applicable law.

[Remainder of page intentionally left blank. Signature page to follow.]

        IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

THE IMMUNE RESPONSE CORPORATION
By:
Dennis J. Carlo, Ph.D. President and Chief Executive Officer
KEVIN KIMBERLIN PARTNERS, L.P.
By:	KKP Management LLC, General Partner
By:
Kevin Kimberlin Nonmember Manager
OSHKIM LIMITED PARTNERSHIP
By:
Kevin Kimberlin General Partner
TRANSAMERICA TECHNOLOGY FINANCE CORPORATION
By:

QuickLinks

  Exhibit 10.4
INTERCREDITOR AGREEMENT